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                                                                       Exhibit 5

                               November 3, 1997



Teleport Communications Group Inc.
437 Ridge Road
Executive Building 3
Dayton, New Jersey 08810

               Re:  Registration Statement on Form S-3
                    (Registration No. 333-37597)
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel for Teleport Communications Group Inc., a Delaware corporation ("TCG"), in connection with the preparation of the subject registration statement, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), to register the public offering of 17,250,000 shares (assuming exercise of the underwriters' over-allotment option) of the Class A Common Stock, $0.01 par value per share, of TCG (the "Class A Common Stock"), of which 7,304,408 shares (assuming exercise of the underwriters' over-allotment option) will be sold by TCG and 9,945,592 shares will be sold by Continental Holding Company, a Massachusetts business trust (the "Selling Stockholder"). The shares of Class A Common Stock to be sold under the Registration Statement are referred to herein as the "Shares."

          In preparing this opinion, we have made such investigations of law as we have considered necessary or appropriate to render the opinions expressed below and have reviewed (a) the Registration Statement; (b) TCG's Certificate of Incorporation and Bylaws; (c) the proposed form of Purchase Agreement to be entered into by and among TCG, the Selling Stockholder, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., and Deutsche Morgan Grenfell Inc., as U.S. Representatives of the several U.S. Underwriters, (the "U.S. Purchase Agreement"); (d) the proposed form of Purchase Agreement to be entered into by and among TCG, the Selling Stockholder, Merrill Lynch International, Lehman Brothers International (Europe), Cazenove & Co., Morgan Grenfell & Co. Limited, and UBS Limited, as International Representatives
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Teleport Communications Group Inc.
November 3, 1997
Page 2



of the several International Managers (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements"); and
(e) such other documents, corporate records, certificates of public officials, certificates of officers of TCG and other instruments relating to the authorization and issuance of the Class A Common Stock as we deemed relevant or necessary for opinions herein expressed.

          As to matters of fact relevant to our opinion, we have relied upon certificates of officers of TCG without further investigation. With respect to the foregoing documents, we have assumed (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

          Our opinion is limited to matters of law of the District of Columbia, the General Corporation Law of the State of Delaware, and the law of the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws, regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

          Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that the Shares, when and to the extent issued in accordance with the provisions of the Purchase Agreements, or, in the case of Shares issued upon the conversion by the Selling Stockholder of shares of Class B Common Stock of TCG, upon such conversion being duly effected in accordance with the Certificate of Incorporation of TCG, will be legally issued, fully paid and non-assessable.
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Teleport Communications Group Inc.
November 3, 1997
Page 3



          We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statements filed pursuant to Rule 462(b) under the Act); provided, however, that in giving such
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consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                   DOW, LOHNES & ALBERTSON, PLLC



                                   By: /s/ Timothy J. Kelley
                                      -----------------------------------
                                         Timothy J. Kelley
                                         Member